Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of EquipmentShare.com Inc (the “Company”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission (the “Annual Report”), I, Jabbok Schlacks, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.    The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 19, 2026

/s/ Jabbok Schlacks
Jabbok Schlacks
Chief Executive Officer
(Principal Executive Officer)